UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2020

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5667	04-2271897
(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1300, BOSTON, MASSACHUSETTS	02210-2019
(Address of Principal Executive Offices)	(Zip Code)

(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CBT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As described in Cabot’s Annual Report on Form 10-K for its fiscal year ended September 30, 2019 (the “Annual Report”), a subsidiary of Cabot Corporation (“Cabot” or the “Company”) is a named defendant in numerous lawsuits in which the plaintiffs seek damages for alleged personal injury related to their alleged use of respirators sold by the subsidiary’s former safety respiratory products business. In addition to Cabot’s subsidiary, other parties are responsible for significant portions of the costs of these respirator liabilities (as defined in the Annual Report, the “Payor Group”). On February 28, 2020, Cabot’s subsidiary, with certain members of the Payor Group, entered into a settlement agreement resolving a large group of claims, including claims alleging serious injury, brought by coal workers in Kentucky and West Virginia represented by common legal counsel. The Company’s subsidiary’s share of this liability is $65.25 million, which it expects to pay in two equal installments covering Cabot’s fiscal years 2020 and 2021.

In connection with this settlement, Cabot expects to record a charge in the amount of approximately $50 million in the second quarter of fiscal 2020. In addition to the reserve for the $65.25 million settlement obligation described above, the Company also has a reserve to cover its subsidiary’s expected share of liabilities for existing and future respirator liability claims in the amount of $24 million as of February 28, 2020. Cabot’s current estimate of the cost of its share of existing and future respirator liability claims is based on facts and circumstances existing at this time, including the nature of the remaining claims. Developments that could affect this estimate are described in the Annual Report. Because reserves are limited to amounts that are probable and estimable as of a relevant measurement date, and there is inherent difficulty in projecting the impact of potential developments on Cabot’s share of liability for these existing and future claims, the actual amount of liabilities related to these claims could be different than Cabot’s reserve. The Company expects these liabilities to be incurred over a number of years.

Forward-Looking Statements — This current report contains forward-looking statements. All statements that address expectations or projections about the future, including the amount of the charge the Company expects to record in the second fiscal quarter, when the Company’s subsidiary expects to make payments under the settlement agreement resolving certain respirator liabilities, and when the Company expects to incur these remaining liabilities, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond the Company’s control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, the Company’s actual results could differ from those expressed or implied by forward-looking statements. Important factors that could cause the Company’s results to differ materially from those expressed or implied in the forward-looking statements are discussed in the section titled “Risk Factors” in Cabot’s Annual Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ Karen A. Kalita
Name:	Karen A. Kalita
Title:	Senior Vice President and General Counsel

Date: March 5, 2020